UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

June 28, 2017

(Date of Report)

June 20, 2017

(Date of Earliest Reported Event)

AMERICATOWNE Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55206	46-5488722
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

4700 Homewood Court, Suite 100, Raleigh, North Carolina 27609
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(888) 406 2713

 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

AmericaTowne, Inc., a Delaware corporation (“AmericaTowne” or “Company”) has entered into a series of Trade Center Service Provider Agreements (the “Trade Center Agreements”, or singularly, the “Trade Center Agreement”). As disclosed in prior filings, the general purpose behind the Trade Center Agreements is for the specific “Service Provider,” defined under the Trade Center Agreement, to support the operations of the Company’s programs in a specific geographical area. As a Service Provider, the party represents to the Company that the individual or his related entity has distinct experience working with individuals and businesses who may be candidates for the Company’s operations and business, including but not limited to, experience assisting businesses and entrepreneurs who may be candidates for occupancy and participation in an AmericaTowne community, or facilitating the acquisition of goods and performing services to the Company, securing funding (credit lines, loans and loan guarantees), insurance, supplier and export contracts and other related services that could assist candidates in conducting business with the Company. These services are referred to in similar and previously disclosed agreements as “Support Services.”

In consideration for the Service Provider entering into the Trade Center Agreement, the parties agree to form a joint venture, limited liability company, or similarly structured entity upon consent of the parties in which the Service Provider would be issued a specific percentage of equity and would deploy its resources in furtherance of an AmericaTowne community in a given geographical area. Each party has agreed to a mutual compensation schedule, which is incorporated into the Trade Center Agreements resulting in a fully integrated and materially definitive agreement. The reader is directed to the exhibits for the full copy of the Trade Center Agreements executed by the Company.

Fully executed copies of the Trade Center Agreements discussed below were received by the Company on or after June 23, 2017, thus formalizing the relationships and triggering a reporting event.

United States Trade Center Service Provider Agreement – Toni Oyelowo

On June 26, 2017, the Company entered into a Trade Center Service Agreement with Toni Oyelowo (“Oyelowo”) for operations in North Carolina (the “Oyelowo Agreement”). Pursuant to the Oyelowo Agreement, the parties will form a limited liability company that will operate in an agreed upon location. Prior to execution, Oyelowo was not an affiliate or beneficial shareholder of the Company, nor a vendor or creditor to the Company. Unless terminated early pursuant to Section 1 of the Oyelowo Agreement, the Oyelowo Agreement terminates on December 31, 2021. The Company retains the option to extend the Oyelowo Agreement to December 7, 2025 provided written notice is given prior to October 31, 2021.

For the services provided by Oyelowo, the Company retains the option to pay a fee equal to 1% to 13% of the gross value of all funds, insurance, loans and or guarantees charged and collected from those businesses and individuals participating or contracting with the Company’s export program. The Company has granted Oyelowo a stock award of 25,000 shares of the Company’s restricted stock to be issued one year after the Oyelowo Agreement was entered into. Starting the third month the Oyelowo Agreement is in effect, the Company may pay Oyelowo a monthly stipend. The Company has also issued a stock option to Oyelowo to purchase 25,000 shares of common stock in the Company at $1.50 per share for each year the Oyelowo Agreement is in effect for up to five year to be exercised by or before December 31st of the given year.

Oyelowo has agreed to pay the Company a nonrefundable service fee of $55,000 (the “Service Fee”). The Service Fee is paid for deliverables including the formation and registration of the limited liability company, and the delivery of marketing materials to be used by Oyelowo. The Service Fee is to be paid as follows: $5,000 upon execution of the Oyelowo Agreement, and monthly payments of $500 a month for eighty months with the first monthly payment due on September 15, 2017.

United States Trade Center Service Provider Agreement – Ms. Anita Umeweni

On April 19, 2017, the Company entered into a United States Trade Center Service Provider Agreement with Anita Umeweni (“Umeweni”) for operations in Nigeria (the “Umeweni Agreement”). Prior to execution, Umeweni was not an affiliate or beneficial shareholder of the Company, nor a vendor or creditor to the Company. Unless terminated early pursuant to Section 1 of the Umeweni Agreement, the Umeweni Agreement terminates on December 31, 2021. The Company retains the option to extend the Umeweni Agreement to December 7, 2025 provided written notice is given prior to October 31, 2021.

For the services provided by Umeweni, the Company retains the option to pay a fee equal to 1% to 13% of the gross value of all funds, insurance, loans and or guarantees charged and collected from those businesses and individuals participating or contracting with the Company’s export program. The Company has granted Umeweni a stock award of 25,000 shares of the Company’s restricted stock to be issued by or before December 20, 2017. Starting March 31, 2018, provided Umeweni has met the agreed upon production schedule, the Company may pay Umeweni a monthly stipend. The Company has also issued a stock option to Umeweni to purchase 25,000 shares of common stock in the Company at $1.50 per share for each year the Umeweni Agreement is in effect for up to five year to be exercised by or before December 31st of the given year.

Umeweni has agreed to pay the Company a nonrefundable service fee of $35,000 (the “Service Fee”). The Service Fee is paid for deliverables including the formation and registration of the joint venture entity, and the delivery of marketing materials to be used by Umeweni. The Service Fee is to be paid as follows: $1,750 upon execution of the Umeweni Agreement, and monthly payments of $500 a month for sixty-six (66) months with the first monthly payment due on June 15, 2017.

International Trade Center Service Provider Agreement – Mr. Malack Abiut Ongige

On June 7, 2017, the Company entered into a Trade Center Agreement with Malack Abiut Ongige (“Ongige”) for operations in the United Republic of Tanzania (the “Ongige Agreement”). Prior to execution, Ongige was not an affiliate or beneficial shareholder of the Company, nor a vendor or creditor to the Company. Unless terminated early pursuant to Section 1 of the Ongige Agreement, the Ongige Agreement terminates on December 31, 2021. The Company retains the option to extend the Ongige Agreement to December 7, 2025 provided written notice is given prior to October 31, 2021.

For the services provided by Ongige, the Company retains the option to pay a fee equal to 1% to 13% of the gross value of all funds, insurance, loans and or guarantees charged and collected from those businesses and individuals participating or contracting with the Company’s export program. The Company has granted Ongige a stock award of 25,000 shares of the Company’s restricted stock to be issued by or before December 20, 2017. Starting March 31, 2018, provided Ongige has met the agreed upon production schedule, the Company may pay Ongige a $1,600 monthly stipend. The Company has also issued a stock option to Ongige to purchase 25,000 shares of common stock in the Company at $1.50 per share for each year the Ongige Agreement is in effect for up to five year to be exercised by or before December 31st of the given year.

Ongige has agreed to pay the Company a nonrefundable service fee of $55,000 (the “Service Fee”). The Service Fee is paid for deliverables including the formation and registration of the joint venture entity, and the delivery of marketing materials to be used by Ongige. The Service Fee is to be paid as follows: $2,500 upon execution of the Ongige Agreement, and monthly payments of $500 a month for one hundred and five (105) months with the first monthly payment due on August 30, 2017.

Master Joint Venture and Operational Agreement – Millennium Aircraft Services, LLC

On June 16, 2017, the Company entered into a Master Joint Venture and Operational Agreement (the “Joint Venture Agreement”) with Millennium Aircraft Services, LLC, a North Carolina corporation (“Millennium”). Under the terms of the Joint Venture Agreement, the parties agree to implement their respective skills and resources to develop a profitable company providing aircraft services. To that end, AmericaTowne agrees to fund the joint venture by providing up to $500,000 in support for the development of aircraft services contracts. Further, Millennium agrees to ensure the completion of operations of the joint venture, including staffing. The parties aim to receive a three-year contract from American Airlines valued at approximately $1,500,000. The full terms of the Joint Venture Agreement may be read in the exhibit attached hereto.

On or before July 31, 2017, Millennium will execute a Service Provider Agreement in the same or similar format as disclosed in AmericaTowne’s prior public filings. This is a condition precedent of the effectiveness of the Joint Venture Agreement. Prior to the execution of the Joint Venture Agreement, Millennium was not an affiliate or beneficial shareholder of the Company, nor a vendor or creditor to the Company.

SECTION 5 – CORPORATE GOVERNMENT AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

First Amended Employment Agreement – Perkins

On June 21, 2017, the Company entered into the First Amended Employment Agreement (“Amended Employment Agreement”) with Alton Perkins, the Company’s Chairman of the Board of Directors, Chief Executive Officer, Chief Financial Officer, and Secretary (“Perkins”). Perkins is also a beneficial owner of 21,842,691 shares of the Company’s common stock.

The Amended Employment Agreement supersedes the Employment, Lock-Up and Options Agreement dated November 21, 2014 between the Company and Perkins. Pursuant to the Amended Employment Agreement, Perkins will continue to serve as the Company’s Chairman of the Board of Directors, Chief Executive Officer, Chief Financial Officer, and Secretary for a period of five (5) years, i.e. until June 21, 2022 (the “Initial Term”). After the Initial Term, Perkins may serve additional one (1) year terms at the option of the Company, provided Perkins is provided thirty (30) days’ notice of the Company’s option to extend the term of the employment. The Company may terminate the Amended Employment Agreement “for cause” only. Additionally, should the Amended Employment Agreement be terminated, the parties agree that any compensation previously paid shall be considered fully paid and not subject to any claw back, unless such compensation was obtained through fraud, false pretenses, or other intentional tort.

Perkins is compensated for his services pursuant to the First Amended Compensation Schedule (“Amended Schedule”), attached as Exhibit A to the Amended Employment Agreement. The Amended Schedule supersedes and voids the terms of the Compensation Schedule dated November 21, 2014. Pursuant to the Amended Schedule, the Company agrees to issue to the Alton & Xiang Lin Perkins Family Trust (the “Family Trust”) 10,000,000 shares of the Company’s common stock (the “Stock Compensation”). The Company is presently in the process of issuing the Stock Compensation to the Family Trust. Perkins acknowledges that the shares are subject to all securities regulations and the transfer/conveyance limitations associated therewith.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year

On June 19, 2017, a majority of the Shareholders of the Company executed a Consent of Shareholders in Lieu of Meeting (“Shareholder Consent”), authorizing the Board of Directors to amend the Company’s Articles of Incorporation to increase the authorized number of common shares from 100,000,000 to 200,000,000 with a par value of $0.0001 per share. Thereafter, the Board of Directors executed the Board Consent that, among the issues described above, authorized The Company’s Chief Executive Officer and Chief Financial Officer to submit to the State of Delaware a Certificate of Amendment of Certificate of Incorporation (“Amendment”), increasing the authorized number of common shares of the Company to 200,000,000 with a par value of $0.0001 per share.

The Amendment was submitted to the State of Delaware on June 20, 2017 and filed on June 21, 2017. The Company received a stamped, recorded copy back from the State of Delaware on June 26, 2017.

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

Press Release Regarding Subsidiaries

On June 23, 2017, the Company released a Press Release titled “Subsidiaries of AmericaTowne, Inc. Complete FINRA Company-Related Actions.” The purpose of the Press Release was to announce that the Company’s subsidiaries, ATI Modular Technology Corp. f/k/a Global Recycle Energy, Inc., a Nevada corporation (“ATI Modular”), and ATI Nationwide Holdings Corp. f/k/a EXA, Inc., a Florida corporation (“ATI Nationwide”) finalized their company-related actions with the Financial Industry Regulatory Authority, formalizing their respective name changes and symbol changes.

ATI Modular’s new trading symbol is “ATMO.” ATI Nationwide’s new trading symbol is “ATIN.” Both companies are listed on the OTC Pink with the OTC Markets Group. The full Press Release is attached hereto as an Exhibit.

SECTION 9 – FINANCIAL STATEMENT AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
3.1	Certificate of Amendment of Certificate of Incorporation
10.1	First Amended Employment Agreement (Perkins)
10.2	Trade Center Service Provider Agreement dated April 19, 2017 (Toni Oyelowo)
10.3	Trade Center Service Provider Agreement dated April 19, 2017 (Anita Umeweni)
10.4	Trade Center Service Provider Agreement dated June 7, 2017 (Malack Abiut Ongige)
10.5	Master Joint Venture and Operational Agreement dated June 16, 2017 (Millennium Aircraft Services, LLC)
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICATOWNE, INC. By: /s/ Alton Perkins Alton Perkins Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer, Secretary Dated: June 28, 2017

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